As filed with the Securities and Exchange Commission on August 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2205650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317 Tel: (952) 698-6980 Fax: (952) 698-6999 (Address, Including Zip Code, of Principal Executive Offices)

2016 Stock Incentive Plan

(Full title of plan)

Jeffrey C. Mack

Chief Executive Officer

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

Tel: (952) 698-6981

(Name, address and telephone number, including area code of agent for service)

with copies to:

Jeffrey Nadler, Esq. Davies Ward Phillips & Vineberg LLP 900 Third Avenue, 24th Floor New York, NY 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer (do not check if a smaller reporting company) [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $.0001 per share
Options outstanding under the 2016 Stock Incentive Plan	8,000	$5.10	(2)	$40,800	$4.11
Future grants under the 2016 Stock Incentive Plan	592,000	$7.75	(3)	$4,588,000	$462.01
Total	600,000	-		$4,628,800	$466.12

(1)	This Registration Statement covers a total of 600,000 shares of common stock of Cachet Financial Solutions, Inc. (the “Company” or the “Registrant”) issuable under the Company’s 2016 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of common stock of the Company that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of any consideration that results in an increase in the number of outstanding shares of common stock of the Company.

(2)	Represents shares of common stock issuable pursuant to options outstanding under the Plan for which the exercise price is known. Pursuant to Rule 457(h) under the Securities Act, in the case of an employee stock option plan, the aggregate offering price and the fee shall be computed upon the basis of the price at which the options may be exercised if such price is known.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is based on the average of the high ($7.99) and low ($7.50) prices of the Company’s common stock, as reported on the OTCQB as of August 12, 2016.

(4)	Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $100.70 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on April 14, 2016.

(b)	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the Commission on May 16, 2016.

(c)	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the Commission on August 15, 2016.

(d)	The Company’s current reports on Form 8-K, filed with the Commission on January 19, 2016, February 4, 2016, February 11, 2016, February 23, 2016, March 11, 2016, March 24, 2016, April 8, 2016, May 6, 2016, May 12, 2016, May 27, 2016, May 31, 2016, June 7, 2016, June 8, 2016, June 15, 2016, June 29, 2016, July 1, 2016, July 5, 2016, July 15, 2016, July 20, 2016 and , July 26, 2016, August 10, 2016 and August 16, 2016.

(e)	The Company’s current reports on Form 8-K/A, filed with the Commission on July 19, 2016, July 20, 2016 and July 27, 2016.

(f)	The description of the shares of the Company’s common stock contained in the Company’s Registration Statement on Form 10, filed with the Commission on June 23, 2010, and any reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to the company’s best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which such person was a party, such person is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of the Company in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Company’s best interest and must not have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to the Company, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes the Company to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Company a written agreement to repay such advances if it is determined that such person is not entitled to be indemnified by the Company.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Company’s Amended and Restated Certificate of Incorporation, Bylaws, resolutions of the Company’s stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 10 of the Company’s Bylaws and Article 8 of the Company’s Amended and Restated Certificate of Incorporation provide that the Company will indemnify the Company’s directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company understands that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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The Company has purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index to this Registration Statement is incorporated herein by reference as the list of exhibits required as part of this Registration Statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set fort in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 17, 2016.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey C. Mack
Name:	Jeffrey C. Mack
Title:	Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey C. Mack and Bryan D. Meier, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities indicated below.

Name	Title	Date

/s/ Jeffrey C. Mack	Director (Chairman), Chief Executive Officer and President	August 17, 2016
Jeffrey C. Mack	(Principal Executive Officer)

/s/ Bryan D. Meier	Chief Financial Officer and Executive Vice President	August 17, 2016
Bryan D. Meier	(Principal Financial and Accounting Officer)

/s/ James L. Davis	Director	August 17, 2016
James L. Davis

/s/ Michael J. Hanson	Director	August 17, 2016
Michael J. Hanson

/s/ Rod Jardine	Director	August 17, 2016
Rod Jardine

/s/ Darin P. McAreavey	Director	August 17, 2016
Darin P. McAreavey

/s/ Ruth M. Owades	Director	August 17, 2016
Ruth M. Owades

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Exhibit Index

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 18, 2014 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

4.2	Series C Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations, filed with the Secretary of State of the State of Delaware on June 3, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on July 27, 2016)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 25, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 26, 2016)

5	Opinion of Davies Ward Phillips & Vineberg LLP

23.1	Consent of Lurie, LLP

23.2	Consent of Davies Ward Phillips & Vineberg LLP (included with Exhibit 5)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

99.1	2016 Stock Incentive Plan, effective June 2, 2016 (incorporated by reference to Annex C to the Company’s Preliminary Proxy Statement on Schedule 14A filed on June 3, 2016)

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